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                                 EXHIBIT 99
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                                          NEWS RELEASE
                                          CONTACT:
                                          Wayne H. Benson
                                          President & Chief Executive Officer
                                          (618) 395-8676
                                          ------------------------------------
                                          FOR IMMEDIATE RELEASE




                     COMMUNITY FINANCIAL CORP. ANNOUNCES
                                SALE OF BANKS


                  Olney, Illinois - March 1, 2001 . . . Wayne H. Benson, President and CEO of Community Financial Corp. (Nasdaq.nms: CFIC) announced today that the Company had completed the sale for cash of all of the outstanding shares of The Egyptian State Bank and MidAmerica Bank of St. Clair County. Egyptian was purchased by Midwest Community Bancshares, Inc., Marion, Illinois for $4,200,000 and MidAmerica was purchased by the First National Bank of St. Louis, Clayton, Missouri for $3,700,000.

                  Upon the completion of these sales, Community Financial Corp. is the bank holding company for Community Bank & Trust, N.A. and American Bank of Illinois in Highland.